Exhibit 99.1

Actinium Pharmaceuticals, Inc.

Actinium Announces Proposed Public Offering of Common Shares

NEW YORK, NY, June 24, 2014 – Actinium Pharmaceuticals, Inc. (“Actinium” or the “Company”) (NYSE MKT:ATNM), a biopharmaceutical company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers,  today announced that it intends to offer shares of its common stock in an underwritten public offering.  The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the shares are being offered by Actinium.

Canaccord Genuity Inc. is acting as sole book-running manager for the proposed offering and Laidlaw & Company (UK) Ltd. is acting as lead manager.  The Company expects to grant the underwriter a 30-day option to purchase up to an additional 15 percent of the number of common shares sold pursuant to the public offering solely to cover over-allotments, if any.

The offering is being made pursuant to a shelf registration statement (File No. 333-194768) previously filed with and declared effective by the U.S. Securities and Exchange Commission (SEC).  This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available free of charge on the website of the SEC at www.sec.gov.  When available, copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained by contacting the Syndicate Department of Canaccord Genuity Inc., by mail at 99 High Street, 12th Floor, Boston, Massachusetts 02110, or by telephone at (800) 225-6201.  Prospective investors should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Actinium has filed with the SEC for more complete information about Actinium and the offering.

About Actinium Pharmaceuticals

Actinium Pharmaceuticals, Inc. (www.actiniumpharma.com) is a New York-based biopharmaceutical company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers. Actinium's targeted radiotherapy is based on its proprietary delivery platform for the therapeutic utilization of alpha-emitting actinium-225 and bismuth-213 and certain beta emitting radiopharmaceuticals in conjunction with monoclonal antibodies. The Company’s lead radiopharmaceutical Iomab™-B will be used in preparing patients for hematopoietic stem cell transplant, commonly referred to as bone marrow transplant. The Company is preparing a single, pivotal, multicenter Phase 3 clinical study of Iomab™-B in refractory and relapsed Acute Myeloid Leukemia (AML) patients over the age of 55 with a primary endpoint of durable complete remission. The Company’s second program, Actimab-A, is continuing its clinical development in a Phase 1/2 trial for newly diagnosed AML patients over the age of 60 in a single-arm multicenter trial.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, or financial performance, including the public offering of stock contemplated hereby. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. The risks and uncertainties in these forward-looking statements include, but are not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, in the preliminary prospectus supplement and accompanying prospectus, and in its other filings from time to time filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Actinium Pharmaceuticals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact:
Actinium Pharmaceuticals, Inc.
Evan Smith, CFA, VP Investor Relations and Finance
+1 (646) 840-5442,
Email: esmith@actiniumpharma.com